UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 19, 2015

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors.

As of November 19, 2015 Mr. Robert W. Harvey did not stand for re-election and retired from our Board of Directors after 8 years of service.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on November 19, 2015 our shareholders voted on and approved two matters: (1) the election of eight directors; (2) ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016. The record date for determining those shareholders entitled to vote at the Annual Meeting was September 28, 2015. On that date, the Company had 30,830,900 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The final voting results were as follows:

1.	The election of the following directors for a one-year term or until his or her successor is duly elected and qualified:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTE
John A. Carrig	23,771,302	293,151	3,496,293
F. Thomas Casey	23,796,694	267,759	3,496,293
Stephen M. Duff	18,245,210	5,819,243	3,496,293
Richard H. Grogan	22,513,086	1,551,367	3,496,293
Stephanie C. Hildebrandt	23,794,019	270,434	3,496,293
Kathleen M. Shanahan	23,798,748	265,705	3,496,293
Christopher P. Vincze	23,358,199	706,254	3,496,293
Dennis E. Welch	22,872,420	1,192,033	3,496,293

2.	The ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
27,528,281	29,731	2,734	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2015            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer